Exhibit 23E

                               AVALON FUNDS, INC.
                             DISTRIBUTION AGREEMENT

     DISTRIBUTION AGREEMENT, dated as of December 1, 2000, between Avalon Funds, Inc., a Maryland corporation (the "Fund"), Avalon Trust Company, a regulated trust company operating under the laws of the state of New Mexico ("Avalon"), and Unified Financial Securities, Inc., an Indiana corporation (the "Distributor").

                                   WITNESSETH:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund has entered into an Operating Services Agreement with Avalon wherein Avalon is responsible for providing, among others, underwriting services to the Fund; and

     WHEREAS, Avalon wishes to retain to retain the Distributor as the principal underwriter of the Fund's shares of beneficial interest (the "Shares"), and the Fund consents to the appointment of Distributor to provide such services; and

     WHEREAS, the Distributor is willing to render such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

SECTION 1. Delivery of Documents. The Fund has delivered to the Distributor copies of the following documents and will deliver to the Distributor all future amendments and supplements thereto, if any:

     (a) The Fund's Articles of Incorporation and all amendments thereto (as currently in effect and as from time to time amended, hereinafter referred to as the "Articles");

     (b) The Fund's By-Laws (as currently in effect and as from time to time amended, hereinafter referred to as the "By-Laws");

     (c) Resolutions of the Board of Directors authorizing the execution and delivery of this Agreement;

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     (d) The Fund's Registration  Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent amendments or supplements thereto (the "Registration Statement");

     (e) The Fund's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

     (f) The Fund's current Prospectus and Statement of Additional Information (as currently in effect and as from time to time amended and supplemented, hereinafter collectively referred to as the "Prospectus").

SECTION 2.   Distribution.

     2.1 Appointment of Distributor. Avalon, with the Fund's express consent, hereby appoints the Distributor as principal underwriter of the Shares of each portfolio of the Fund that is set forth on Exhibit A to this Agreement (each a "Portfolio") and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Agreement.

     2.2 Services and Duties.

     (a) The Fund agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of each Portfolio upon the terms and at the current offering prices as described in the Prospectus. The
Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering prices as set forth in the Prospectus. The Distributor shall devote its best efforts to effect the sale of shares, but shall not be obligated to sell any certain number of Shares.

     (b) In all matters relating to the sale and redemption of Shares, the Distributor and its designated agent(s) will act in conformity with the Fund's Articles, By-laws and Prospectus and with the instructions and directions of the Board of Directors and will conform and comply with the requirements of the Securities Exchange Act of 1934, as amended, the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws or regulations. In connection with the sale of Shares, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Fund's Registration Statement or Prospectus and any sales literature approved by the Fund.

     (c) The Fund will not bear any costs and expenses incurred with respect to distribution of shares except to the extent the Fund is permitted to do so by applicable law. It is understood that Avalon will bear the costs and expenses incurred for (i) printing and mailing to prospective investors copies of the Prospectus (including supplements thereto) and annual and interim reports of the Fund which are used in connection with the offering of Fund's Shares; (ii) preparing, printing and mailing any other literature used by the Distributor in connection with the sale of the Shares and (iii) reimbursement for NASD advertising compliance expenses advanced by the Distributor.

     (d) All Fund Shares offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to their net asset value (determined in the manner set forth in the Fund's then-current Prospectus).

     2.3 Sales and Redemptions.

     (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the

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1933 Act, and all expenses in connection  with  maintaining  facilities  for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing any Prospectus, except as set forth in
Section 2.2(c) hereof.

     (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Fund and the Fund may approve, and Avalon shall pay all fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by the Fund in accordance with Rule 12b-1 under the 1940 Act.

     (c) The Fund shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares at any time permitted by the 1940 Act or the rules of the Commission

     (d) The Fund reserves the right to reject any order for Shares.

     (e) No Shares shall be offered by either the Fund or the Distributor under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by
Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this subsection shall in any way restrict or have any application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Prospectus.

     2.4 Fees and Expenses. For performing its services under this Agreement, Distributor will receive from Avalon a minimum fee of $15,000 per year to be paid on a monthly basis. Avalon shall promptly reimburse Distributor for any expenses which are to be paid by the Fund in accordance with the following paragraph.

     In the performance of its obligations under this Agreement, all other costs in connection with the offering of the Shares will be paid by Avalon. These costs include, but are not limited to, licensing fees, filing fees, sales literature and website review fees (@ $75.00 per hour), travel and such other expenses as may be incurred by Distributor on behalf of the Fund.

SECTION 3. Limitation of Liability.

     (a) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund, or acting on any business of the Fund (other than services or business in connection with the Distributor's duties as distributor hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent of, or one under the control or direction of, the Distributor even though paid by the Distributor.

     (b) In the performance of its duties hereunder, the Distributor shall be obligated to exercise due care and diligence, and to act in good faith in performing

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the  services  provided for under this  Agreement.  In  performing  its services hereunder, the Distributor shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its custodian, officers and Directors, investors, agents and other service providers which the Distributor reasonably believes to be genuine, valid and authorized. The Distributor shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Fund, as necessary or appropriate.

     (c) The Fund. The term "Avalon Funds, Inc." means and refers to the Directors from time to time serving under the current Amended and Restated Articles of Incorporation of the Fund, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Amended and Restated Articles of Incorporation of the Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in its Master Fund Agreement.

SECTION 4. Indemnification.

     4.1. Fund Representations. The Fund represents and warrants to the Distributor that at all times the Registration Statement and Prospectus will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made herein with respect to any statements in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by, or on behalf of' and with respect to, the Distributor specifically for use in the Registration Statement or Prospectus.

     4.2. Distributor's Representations. The Distributor represents and warrants to the Fund that it is duly organized and validly existing as an Indiana corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

     4.3. Fund Indemnification. The Fund will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any application or other document executed by or on behalf of the Fund, or arise out of, or are based upon, information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by, or on behalf of, and with respect to, the Distributor specifically for inclusion therein.

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     The Fund shall not indemnify any person pursuant to this Section 4.3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of Directors who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

     The Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 4.3, so long as such person shall: (i) undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of disinterested non-party Directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     4.4. Distributor's Indemnification. The Distributor will indemnify, defend and hold harmless the Fund, the Fund's several officers and Directors and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in Section 4.2 hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or any of its several officers and Directors by, or on behalf of, and with respect to, the Distributor specifically for inclusion therein, and will reimburse the Fund, the Fund's several officers and Directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

     4.5. General Indemnity Provisions. No indemnifying party shall be liable under its indemnity agreement contained in Section 4.3 or 4.4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

SECTION 5. Duration and Termination. The term of this Agreement shall begin on the date of this Agreement for each Portfolio that has executed an Exhibit hereto on the date of this Agreement and shall continue in effect with respect to each such Portfolio (and any subsequent Portfolios added pursuant to an Exhibit executed during the

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initial term of this Agreement) for two years thereafter,  and shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio or by vote of the Fund's Board of Directors, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. If a Portfolio is added pursuant to an Exhibit executed after the date of this Agreement as described above, this Agreement shall become effective with respect to that Portfolio upon execution of the applicable Exhibit and shall continue in effect until the next annual continuance of this Agreement and from year to year thereafter, subject to approval as described above. This Agreement may be terminated by the Fund with respect to any Portfolio at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio, on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

SECTION 6. Miscellaneous.

     6.1. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     6.2. Construction. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     6.3. Notices. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund or Avalon shall be sufficiently given if addressed to the Fund or Avalon, as appropriate, and mailed or delivered to it at its principal office set forth in the Registration Statement, or at such other place as the Fund or Avalon may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to it at 431 North Pennsylvania Street, Indianapolis, Indiana 46204, Attention: President, or at such other place as the Distributor may from time to time designate in writing.

     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their officers designated below as of the date and year first above written.

AVALON FUNDS, INC.                      AVALON TRUST COMPANY

By:  ______________________________     By:  ________________________________

Title: ____________________________     Title:  _____________________________

Date: _____________________________     Date:  ______________________________


                                        UNIFIED FINANCIAL SECURITIES, INC.

                                        By     ______________________________

                                        Title  ______________________________

                                        Date:  ______________________________

                                        By     ______________________________

                                        Title  ______________________________

                                        Date:  ______________________________

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                                    EXHIBIT A
                                       to
                             Distribution Agreement

                               List of Portfolios
                               ------------------

                               The Education Fund

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